SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2003

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3535 Harbor Boulevard
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Exhibit Index on Page 4

SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.01

Item 5. Other Events.

     On September 24, 2003, Emulex Corporation (the “Company”) issued a press release announcing that its board of directors has extended the Company’s repurchase program, first announced in September 2001, through June 2005 and has expanded the program to include the repurchase of up to all of the Company’s 1.75% convertible subordinated notes due in 2007.

     The Company also announced that during August 2003, the Company repurchased approximately $93.9 million of its convertible subordinated notes at a discount to face value, spending approximately $87.3 million. The resulting net pre-tax gain of approximately $4.7 million from the repurchase of the convertible subordinated notes will be reported in the Company’s GAAP financial statements for the first quarter of fiscal 2004. This gain will be excluded from non-GAAP results for the same period.

     A copy of the press release is furnished as Exhibit 99.01 and incorporated herein by reference.

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Item 7. Exhibits.

Exhibit No.	Description

99.01	Press Release of Emulex Corporation, dated September 24, 2003.[1]

1/ Filed solely to satisfy Emulex’s disclosure obligations under Rule 100(a) of Regulation FD and shall not be deemed an admission as to the materiality of any information contained therein.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: September 24, 2003	By:	/s/ PAUL FOLINO

Paul Folino, Chief Executive Officer and Chairman of the Board

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EXHIBIT INDEX

		Sequential Page
Exhibit No.	Description	Number

99.01	Press Release of Emulex Corporation, dated September 24, 2003.	5

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